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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

EXACT Sciences Corporation
(Exact Name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	98-0206122 (I.R.S. Employer Identification No.)

100 Campus Drive
Marlborough, MA 01752
(508) 683-1200
(Address of Principal Executive Offices) (Zip Code)

2000 Stock Option and Incentive Plan
Amended and Restated 2000 Employee Stock Purchase Plan
(Full title of the plan)

Don M. Hardison
Chief Executive Officer and President
EXACT Sciences Corporation
100 Campus Drive
Marlborough, MA 01752
(Name and Address of Agent for Service of Process)

(508) 683-1200
(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

William J. Schnoor, Esq.
Testa, Hurwitz & Thibeault, LLP
125 High Street
Boston, Massachusetts 02110
(617) 248-7000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee

2000 Stock Option and Incentive Plan Common Stock (par value $.01 per share)	1,952,690	$15.50	$30,266,695	$2,448.58

Amended and Restated 2000 Employee Stock Purchase Plan Common Stock (par value $.01 per share)	283,962	$15.50	$4,401,411.00	$356.07

Total	2,236,652		$34,668,106.00	$2,804.65

(1)
In addition, pursuant to Rule 416(a), this Registration Statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split, stock dividend or similar transaction.

(2)
The exercise price of options shall be determined at the time of grant. Accordingly, pursuant to Rule 457(h)(1) the price of $15.50 per share, which is the average of the high and low prices reported on the National Association of Securities Dealers Automated Quotation National Market System on August 6, 2003, is set forth solely for purposes of calculating the filing fee.

(3)
Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act").

        This Registration Statement registers additional securities of the same class as other securities for which registration statement filed on Form S-8, SEC File No. 333-54618, of the Registrant is effective. Pursuant to General Instruction E, the information contained in the Registrant's registration statement on Form S-8 (SEC File No. 333-54618) is hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description of Exhibit
4.1(1)	Sixth Amended and Restated Certificate Incorporation of the Registrant (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (No. 333-48812) and incorporated herein by reference) (Exhibit 3.3)
4.2(1)	Amended and Restated By-Laws of the Registrant (filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1 (No. 333-48812) and incorporated herein by reference) (Exhibit 3.2)
5.1	Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith)
23.1	Consent of Ernst & Young LLP (filed herewith)
23.2	Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included as part of the signature page of this Registration Statement)

(1)
Incorporated herein by reference to the exhibits to the Company's Registration Statement on Form S-1, as amended (File No. 333-48812). The number given in parenthesis indicates the corresponding exhibit number in such Form S-1.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marlborough, in the Commonwealth of Massachusetts, on this 6th day of August, 2003.

EXACT SCIENCES CORPORATION
By:	/s/ JOHN A. McCARTHY, JR. John A. McCarthy, Jr. Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer

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POWER OF ATTORNEY AND SIGNATURES

        We, the undersigned officers and directors of EXACT Sciences Corporation, hereby severally constitute and appoint Don M. Hardison and John A. McCarthy, Jr. and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this Registration Statement and any related subsequent registration statement pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and generally to do all things in our names and on our behalf in such capacities to enable EXACT Sciences Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

Stanley N. Lapidus	Chairman of the Board and Director	, 2003
/s/ DON M. HARDISON Don M. Hardison	President, Chief Executive Officer and Director (Principal Executive Officer)	August 4, 2003
/s/ JOHN A. McCARTHY, JR. John A. McCarthy, Jr.	Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	August 6, 2003
/s/ CONNIE MACK III Connie Mack III	Director	August 6, 2003
/s/ RICHARD W. BARKER Richard W. Barker	Director	August 6, 2003
/s/ SALLY W. CRAWFORD Sally W. Crawford	Director	August 6, 2003
/s/ PATRICK ZENNER Patrick Zenner	Director	August 6, 2003
/s/ EDWIN M. KANIA, JR. Edwin M. Kania, Jr.	Director	August 7, 2003
/s/ LANCE WILLSEY Lance Willsey	Director	August 6, 2003

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INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
4.1(1)	Sixth Amended and Restated Certificate Incorporation of the Registrant (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (No. 333-48812) and incorporated herein by reference) (Exhibit 3.3)
4.2(1)	Amended and Restated By-Laws of the Registrant (filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1 (No. 333-48812) and incorporated herein by reference) (Exhibit 3.2)
5.1	Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith)
23.1	Consent of Ernst & Young LLP (filed herewith)
23.2	Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included as part of the signature page of this Registration Statement)

(1)
Incorporated herein by reference to the exhibits to the Company's Registration Statement on Form S-1, as amended (File No. 333-48812). The number given in parenthesis indicates the corresponding exhibit number in such Form S-1.

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY AND SIGNATURES
INDEX TO EXHIBITS